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                                                                       EXHIBIT 4

                                                      May 17, 2006

Investors Bank & Trust Company
Financial Products Services
200 Clarendon Street
Boston, Massachusetts  02116

Re: Amendment to the Custodian Agreement (the "Agreement"), dated as of August 1, 1991, by and among GMO Trust, Grantham, Mayo, Van Otterloo & Co. LLC ("GMO") and Investors Bank & Trust Co. ("IBT"), as amended (the "Custodian Agreement") and the Amended and Restated Delegation Agreement, dated as of June 29, 2001, by and between IBT and GMO Trust, on behalf of certain of its series of the Trust, as amended (the "Delegation Agreement")

Ladies and Gentlemen:

            GMO Trust hereby notifies you that it has established two additional series of shares, namely, GMO Strategic Fixed Income Fund and GMO International Opportunities Equity Allocation Fund (each a "New Fund" and, collectively, the "New Funds"). The Trust (as defined in each of the Custodian Agreement and the Delegation Agreement) desires that you serve as (i) custodian of the assets of each New Fund under the terms of the Custodian Agreement and (ii) delegate with respect to the assets of each New Fund under the terms of the Delegation Agreement.

            If you agree to so serve as custodian and delegate for each of the New Funds, kindly sign and return to the Trust the enclosed counterpart hereof, whereupon each of the New Funds shall be deemed a "Fund" under each of the Custodian Agreement and Delegation Agreement. This letter agreement shall constitute an amendment to the Custodian Agreement and the Delegation Agreement and, as such, a binding agreement among the Trust, GMO (only in the case of the Custodian Agreement) and you in accordance with its terms.

                          Sincerely,

                          GMO TRUST

                          By: ________________________
                          Name:
                          Title:

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Investors Bank & Trust Company           -2-                        May 17, 2006

                               GRANTHAM, MAYO, VAN OTTERLOO & CO. LLC

                               By: ________________________
                               Name:
                               Title:

The foregoing is hereby
accepted and agreed.

INVESTORS BANK & TRUST COMPANY

By:  ______________________
     Name:
     Title: